UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Lloyds Banking Group plc (Exact name of registrant as specified in its charter)

United Kingdom (State of incorporation or organization)	None (I.R.S. Employer Identification No.)

25 Gresham Street London EC2V 7HN United Kingdom (Address of principal executive offices)

Title of each class to be so registered	Name of each exchange on which each class is to to be registered

7.75% Public Income NotES (PINES®) due July 15, 2050	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. : ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-167844

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement dated June 30, 2010 (the “Prospectus Supplement”) to a Prospectus dated June 29, 2010 (the “Prospectus”) relating to the securities to be registered hereunder. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities” on pages 2 through 13 of the Prospectus, and “Description of the Senior Notes” on pages S-17 through S-19 and “Certain U.K. and U.S. Federal Tax Consequences”, on pages S-20 through S-22 of the Prospectus Supplement.

Item 2.  Exhibits

4.1	Senior Debt Indenture, among the Registrant, as issuer, and The Bank of New York, as Trustee, dated as of July 6, 2010 (the “Indenture”).

4.2	Form of Global Note relating thereto.

99.1
Prospectus, Prospectus Supplement and Free Writing Prospectus (incorporated herein to the extent provided above by reference to the Registrant’s filings under Rule 424(b) filed with the Commission on June 29, 2010, June 29, 2010, and July 2, 2010, respectively).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned, thereunto duly authorised.

LLOYDS BANKING GROUP plc (Registrant)

By:	/s/ Edward Short
	Name:	Edward Short
	Title:	Group Funding and Capital Markets Issuance Director

July 16, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Senior Debt Indenture, among the Registrant, as issuer, and The Bank of New York, as trustee, dated as of July 6, 2010 (the “Indenture”).

4.2	Form of Global Note relating thereto.

99.1
Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under Rule 424(b) filed with the Commission on June 29, 2010, June 29, 2010, and July 2, 2010, respectively).